CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to the Shareholders of the STI Classic Variable Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Public Accountant" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, PA
April 25, 2003